Exhibit 12.1

Apollo Commercial Real Estate Finance, Inc.

Statement of Computation of Ratio of Earnings to Fixed Charges

(in thousands, except ratios)

			For the Year Ended December 31,
	Six Months Ended 6/30/2017		2016		2015		2014		2013		2012
Fixed Charges
Interest-Expensed	$25,513		$42,985		$30,149		$15,129		$3,727		$7,753
Interest-Expensed Convert	7,006		14,011		14,011		8,493		—		—
Interest-Capitalized	5,343		4,043		2,900		8,795		566		597
Interest-Capitalized TALF	—		—		—		—		—		—

Total Fixed Charges	$37,862		$61,039		$47,060		$32,417		$4,293		$8,350
Earnings
Net Income	$83,360		$157,875		$91,372		$75,300		$45,045		$37,102
Less: Equity Investments Income	2,847		96		(3,464)		157		—		—
Adjusted Net Income	86,207		157,971		87,908		75,457		45,045		37,102
Add Back:
Fixed Charges	37,862		61,039		47,060		32,417		4,293		8,350
Amortization of Capitalized Interest	3,716		6,503		4,700		2,918		866		1,962
Interest Capitalized	(5,343)		(4,043)		(2,900)		(8,795)		(566)		(597)

Total Earnings	$122,442		$221,470		$136,768		$101,997		$49,638		$46,817
Ratio of earnings to fixed charges	3.23	x	3.63	x	2.91	x	3.15	x	11.56	x	5.61	x

Apollo Commercial Real Estate Finance, Inc.

Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

(in thousands, except ratios)

			For the Year Ended December 31,
	Six Months Ended 6/30/2017		2016		2015		2014		2013		2012
Fixed Charges
Interest-Expensed	$25,513		$42,985		$30,149		$15,129		$3,727		$7,753
Interest-Expensed Convert	7,006		14,011		14,011		8,493		—		—
Interest-Capitalized	5,343		4,043		2,900		8,795		566		597
Interest-Capitalized TALF	—		—		—		—		—		—
Preferred Stock Dividends	18,620		30,295		11,884		7,440		7,440		3,079

Total Fixed Charges	$56,482		$91,334		$58,945		$39,857		$11,733		$11,428
Earnings
Net Income	$83,360		$157,875		$91,372		$75,300		$45,045		$37,102
Less: Equity Investments Income	2,847		96		(3,464)		157		—		—
Adjusted Net Income	86,207		157,971		87,908		75,457		45,045		37,102
Add Back:
Fixed Charges	56,482		91,334		58,945		39,857		11,733		11,428
Amortization of Capitalized Interest	3,716		6,503		4,700		2,918		866		1,962
Interest Capitalized	(5,343)		(4,043)		(2,900)		(8,795)		(566)		(597)

Total Earnings	$141,062		$251,764		$148,653		$109,437		$57,078		$49,895
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.50	x	2.76	x	2.52	x	2.75	x	4.86	x	4.37	x

Apollo Commercial Real Estate Finance, Inc.

Statement of Computation of Ratio of Pro Forma Ratio of Earnings to Fixed Charges

(in thousands, except ratios)

			For the Year Ended December 31,
	Six Months Ended 6/30/2017		2016		2015	2014	2013	2012
Fixed Charges
Interest-Expensed	$25,513		$42,985		$30,149	$15,129	$3,727	$7,753
Interest-Expensed Convert	7,006		14,011		14,011	8,493	—	—
Interest-Capitalized	5,343		4,043		2,900	8,795	566	597
Interest-Capitalized TALF	—		—		—	—	—	—
Interest Additional – 4.75% Convertible Senior Notes(1)	5,200		10,400		NA	NA	NA	NA
Interest Savings – JPMorgan Facility	(3,436)		(6,872)

Total Fixed Charges	$39,626		$64,567		$47,060	$32,417	$4,293	$8,350
Earnings
Net Income	$83,360		$157,875		$91,372	$75,300	$45,045	$37,102
Less: Equity Investments Income	2,847		96		(3,464)	157	—	—
Adjusted Net Income	86,207		157,971		87,908	75,457	45,045	37,102
Add Back:
Fixed Charges	39,626		64,567		47,060	32,417	4,293	8,350
Amortization of Capitalized Interest	3,716		6,503		4,700	2,918	866	1,962
Interest Capitalized	(5,343)		(4,043)		(2,900)	(8,795)	(566)	(597)

Total Earnings	$124,206		$224,998		$136,768	$101,997	$49,638	$46,817
Pro Forma Ratio of earnings to fixed charges(2)	3.13	x	3.48	x	NA	NA	NA	NA

(1)	Includes deferred financing costs.
(2)	In calculating the pro forma ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, we have assumed that the notes were issued on the first day of the applicable period. For purposes of these pro forma calculations, we have assumed proceeds are used to partially repay outstanding borrowings under our master repurchase agreement with JPMorgan Chase Bank, N.A., or the JP Morgan Facility, (approximately $794.4 million as of June 30, 2017); therefore, the pro forma ratio excludes the effect of the amount of the related interest expense under the JPMorgan Facility for the period. In addition, we have calculated the pro forma ratios incorporating the amortization of the underwriting discount and deferred financing costs as well as cash interest payments that we would have paid on the notes, assuming they were issued on the first day of the applicable period. Accordingly, the pro forma ratios do not reflect the additional interest expense we would incur for accounting purposes as a result of separating the notes into a liability and an equity component and amortizing the deemed debt discount into interest expense over the term of the notes in accordance with ASC 470-20.

Apollo Commercial Real Estate Finance, Inc.

Statement of Computation of Ratio of Pro Forma Ratio of Earnings to Combined Fixed Charges and

Preferred Stock Dividends

(in thousands, except ratios)

			For the Year Ended December 31,
	Six Months Ended 6/30/2017		2016		2015	2014	2013	2012
Fixed Charges
Interest-Expensed	$25,513		$42,985		$30,149	$15,129	$3,727	$7,753
Interest-Expensed Convert	7,006		14,011		14,011	8,493	—	—
Interest-Capitalized	5,343		4,043		2,900	8,795	566	597
Interest-Capitalized TALF	—		—		—	—	—	—
Preferred Stock Dividends	18,620		30,295		11,884	7,440	7,440	3,079
Interest Additional – 4.75% Convertible Senior Notes(1)	5,200		10,400		NA	NA	NA	NA
Interest Savings – JPMorgan Facility	(3,436)		(6,872)

Total Fixed Charges	$58,246		$94,862		$58,945	$39,857	$11,733	$11,428
Earnings
Net Income	$83,360		$157,875		$91,372	$75,300	$45,045	$37,102
Less: Equity Investments Income	2,847		96		(3,464)	157	—	—
Adjusted Net Income	86,207		157,971		87,908	75,457	45,045	37,102
Add Back:
Fixed Charges	56,482		94,862		58,945	39,857	11,733	11,428
Amortization of Capitalized Interest	3,716		6,503		4,700	2,918	866	1,962
Interest Capitalized	(5,343)		(4,043)		(2,900)	(8,795)	(566)	(597)

Total Earnings	$142,826		$255,292		$148,653	$109,437	$57,078	$49,895
Pro Forma Ratio of earnings to fixed charges and Preferred Stock Dividends(2)	2.45	x	2.69	x	NA	NA	NA	NA

(1)	Includes deferred financing costs.
(2)	In calculating the pro forma ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, we have assumed that the notes were issued on the first day of the applicable period. For purposes of these pro forma calculations, we have assumed proceeds are used to partially repay outstanding borrowings under the JP Morgan Facility, (approximately $794.4 million as of June 30, 2017); therefore, the pro forma ratio excludes the effect of the amount of the related interest expense under the JPMorgan Facility for the period. In addition, we have calculated the pro forma ratios incorporating the amortization of the underwriting discount and deferred financing costs as well as cash interest payments that we would have paid on the notes, assuming they were issued on the first day of the applicable period. Accordingly, the pro forma ratios do not reflect the additional interest expense we would incur for accounting purposes as a result of separating the notes into a liability and an equity component and amortizing the deemed debt discount into interest expense over the term of the notes in accordance with ASC 470-20.